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12051 Indian Creek Court
Beltsville, Maryland 20705

Notice of Annual Meeting of Stockholders
to be held on May 15, 2000
and Proxy Statement

    The Annual Meeting of Stockholders of Biospherics® Incorporated (the "Company") will be held at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland 20705, on May 15, 2000, at 2:00 p.m., Eastern Daylight Time.

    The items of business are:

  (1)
  Election of seven (7) Directors to serve until new Directors are elected at the next Annual Meeting or, should any resign after election or become incapable of serving, until the respective successors are duly appointed for the remainder of the year.

  (2)
  Amendment of the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock.

  (3)
  Ratification of the appointment of the independent accountants.

  (4)
  Transaction of other business that may properly come before the Meeting.

    These items are more fully described in the following pages, which are hereby made part of this Notice.

    The Company's Proxy Statement, Proxy Card, and Summary Annual Report for 1999 accompany this Notice.

    Pursuant to the Bylaws of the Company, the Board of Directors has fixed the close of business on March 16, 2000, as the Record Date for determination of Stockholders entitled to Notice and to vote at the Annual Meeting and any adjournment thereof. Only Common Stockholders of record on the date so fixed are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS
M. Karen Levin, Corporate Secretary

PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 15, 2000

    This Proxy Statement is being mailed on or about April 23, 2000, with the solicitation of proxies in the accompanying form by the Board of Directors of Biospherics® Incorporated, a Delaware corporation. The Annual Meeting of its Stockholders will be held May 15, 2000, at 2:00 p.m. E.D.T., at the Company's headquarters, 12051 Indian Creek Court, Beltsville, Maryland 20705. The cost of solicitation of Proxies will be borne by the Company. The Company will reimburse brokers, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Company-supplied Proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit Proxies personally or by telegraph or telephone without additional compensation.

    All shares represented by Proxy will be voted at the Meeting in accordance with the choices specified on the Proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the Proxies will be voted for the election of Directors, the approval of the proposed amendment to the Company's Charter, and for ratification of the appointment of independent accountants. A Stockholder giving a Proxy will have the power to revoke it at any time before it is exercised. A Proxy will be revoked automatically if the Stockholder who executed it is present at the Meeting and elects to vote in person.

    Each Stockholder will be entitled to one vote for each share of Common Stock $.005 par value per share ("Common Stock") held by the Stockholder at the close of business on March 16, 2000. At that time, there were 10,575,607 shares of Common Stock outstanding.

    In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not counted for purposes of the election of Directors. An abstention or broker non-vote will be counted as a vote against the proposal to amend the Company's charter. Abstentions and broker non-votes will have no effect on the outcome of any other matter scheduled to come before the Annual Meeting.

    It is anticipated that the Directors and Officers will vote their shares of Common Stock in favor of the Nominees for election to the Board of Directors listed herein, for the approval of the proposed amendment to the Company's charter, and for ratification of the appointment of independent accountants listed herein.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

    Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders or, upon resignation or inability to serve, until their respective successors are duly appointed for the remainder of the year. The Bylaws of the Company authorize up to eleven (11) Directors. However, the Nominating Committee believes it is not presently necessary nor cost effective to fill all Board positions. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the Shares represented by the Proxy FOR the election of the seven (7) Nominees listed below. Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a Board of Directors requires a plurality of the votes cast at the Meeting.

    The current Board of Directors are Gilbert V. Levin, Lionel V. Baldwin, David A. Blake, Thomas W. Gantt, George S. Jenkins, M. Karen Levin, and Anne S. MacLeod.

    Mr. Blake and Mr. Jenkins have declined to stand for re-election for the 2000 2001 term.

    The following table sets forth certain information about the Nominees for Directors as of March 16, 2000.

Nominees for Election to Board of Directors

Name	Age	Position	Director Since
Gilbert V. Levin	75	Chair, CEO, President, and Treasurer	1967
Lionel V. Baldwin	67	Director	1976
Thomas W. Gantt	58	Director	1999
M. Karen Levin	80	Director and Vice President for Communications	1968
Anne S. MacLeod	69	Director	1992
Thomas G. Moore	60	Director	-
Deborah S. Streb	44	Director	-

    Dr. Levin founded the Company in 1967 and has been Chair and President since incorporation. He previously served in the public health departments of Maryland, California, and the District of Columbia and as a research scientist and corporate official. Among his inventions are noncaloric sweeteners; Biological Nutrient Removal (BNR), a nitrogen removal process; and the Labeled Release life detection experiment that landed on Mars in 1976 aboard NASA's Viking Mission. He holds a Ph.D. from The Johns Hopkins University, where he also served on its Board of Trustees.

    Dr. Baldwin is President of the National Technological University (NTU), Fort Collins, Colorado. Prior to founding NTU in 1984, he served as Dean of the College of Engineering at Colorado State University (CSU) for 20 years. In that position, he also coordinated research programs with emphasis on the environment. Dr. Baldwin is a leader in developing linkages between industry and universities. In 1967, he created the first ITV program in the Nation employing courier-carried videotape to deliver CSU graduate classes to several Colorado industries. He has published over 50 technical papers on turbulent diffusion in the atmosphere and educational technology issues. Dr. Baldwin holds a Ph.D. from Case Institute of Technology.

    Mr. Gantt, President of TWG Associates, a company he founded in 1996 to consult with government contractors on financial aspects of their businesses, previously served corporations in a variety of senior financial and administrative positions. His 25 years of such experience include the positions of Director of Finance and Contracts Administration at University Research Corporation, Comptroller and Manager of Administrative Services at Applied Management Sciences, Manager of Administration/Accounting at Hittman Associates and Director of Finance and Administration at the Graduate School of the U.S. Department of Agriculture. He also served as Executive Director and Chief Financial Officer of The Battle of Normandy Foundation. Prior to his nomination for a Board position, Mr. Gantt served Biospherics as a financial consultant. He obtained his B.S. degree in business administration and accounting at Texas A & M University in 1966, and took business graduate work at Fairleigh Dickinson University and The Johns Hopkins University. Mr. Gantt became a member of the Board of Directors in 1999.

    Mrs. Levin is Vice President for Corporate Communications and Corporate Secretary. Mrs. Levin leads Biospherics' public relations information efforts and coordinates proposals for government and commercial business development. She served as Director of the Company's Information Services Division for 25 years, while it grew into a major sector spawning our Government and Commercial Information Divisions. Previously, Mrs. Levin was science and medical reporter and writer for the Washington Bureau of Newsweek Magazine. She also served as writer and public information consultant to the National Institute of Mental Health. Mrs. Levin holds a B.A. in English from Vassar College. Mrs. Levin is the spouse of Dr. Levin.

    Dr. MacLeod is Professor, College of Library and Information Services and former Acting Director of Libraries, University of Maryland, College Park. She is also a specialist in the design of communications for specific audiences, and is an authority on literature for children and youths. Dr. MacLeod holds a Ph.D. in American history and an M.L.S., both from the University of Maryland.

    Mr. Moore has been President and Chief Executive Officer of Community Bank of Maryland since 1990. Prior to his career at Community, he was President and Chief Executive Officer at Farmers National Bank of Maryland and at Central National Bank of Maryland. After obtaining his B.A. in economics at the University of Maryland, Mr. Moore obtained his L.L.B. at the University of Baltimore. He has studied investment banking at the New York Institute of Finance, and completed the commercial banking program at the Stonier Graduate School of Banking of Rutgers University. Mr. Moore serves on the Board of the Bowie Health Center Foundation, and has been on the Boards of the Washington Adventist Hospital and the Anne Arundel Medical Center. A member of the Maryland Bankers Association and of the Robert Morris Associates, he is also active in a number of civic and social organizations.

    Mrs. Streb is Chief Administrative Officer, UnitedHealthcare. Starting as Project Manager in 1988, she has served that company in increasingly responsible technical and administrative positions, becoming Vice President, Administration in 1997, and achieving her current position in 1998. After graduating with the degree of Bachelor of Science, Biomedical Communications from the Ohio State University College of Medicine School of Allied Medical Professions in 1977, Mrs. Streb's employment encompassed computer programming and analysis, systems analysis, documentation specialties and technical management at firms including Warner Amex, Bank One of Columbus, NA, and Rockwell International. Mrs. Streb serves on the Immunization Registry Advisory Council of Project LOVE, on the Board of Directors of the Columbus Cancer Clinic, and as a Trustee of the Central Ohio Chapter of the Leukemia Society of America.

    In 1999, each of the non-employee Directors was granted options for 1,000 shares of Common Stock. The options have an exercise price of $6.00 per share and expire on November 16, 2004. Each Director was paid an annual retainer of $2,000 and fees of $750 for each Meeting of the Board and each Committee Meeting they attended. Employee Directors are not paid for their services as Directors.

    No Director serves as a Director of a publicly-held company. There is not and has not been for the previous two fiscal years any relationship between the Company and any public company in which any Director has a 1% or greater interest.

Board Of Directors and Committee Meetings in Board Year 1999-2000

    The Company's Board of Directors held four (4) Regular Meetings from May 15, 1999, to February 2000, which were attended by all members. There were three (3) special meetings. The Board of Directors has seven Committees: Executive; Compensation; Audit; Pension; Technical; Nominating; and Search.

    The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board. Its members are Gilbert V. Levin, Chair; George S. Jenkins; Anne S. MacLeod; and Richard C. Levin (staff). There was one (1) meeting, attended by teleconference by all members.

    The Compensation Committee recommends various incentives for key employees to encourage and reward increased financial performance, productivity and innovation. Its members are Lionel V. Baldwin, Chair; David A. Blake; and Anne S. MacLeod. There were three (3) meetings, attended by all members.

    The Audit Committee members are A. Bruce Cleveland, Chair (retired, 1999); Thomas W. Gantt, Chair; George S. Jenkins; and Richard C. Levin (staff). The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company's business. There were two (2) meetings, the first attended by A.B. Cleveland, G.S. Jenkins, and R.C. Levin; the second attended by T.W. Gantt, G.S. Jenkins, and R.C. Lewin.

    The Biospherics Retirement Plan Administration ("Pension") Committee oversees the management of the Company's Retirement Plan. Its members are David A. Blake, Chair, and M. Karen Levin. Three (3) meetings were held, attended by both members.

    The Technical Committee advises the Company on the direction of technology development. The Technical Committee consists of David A. Blake, Chair; Gilbert V. Levin; and James P. Saunders (staff). James P. Saunders left the Company during 1999. One (1) meeting was held, attended by all members.

    The Nominating Committee nominates the proposed Board for election by the Stockholders. Its members are Gilbert V. Levin and M. Karen Levin, who held one (1) meeting.

    The Search Committee advises the Company on recruitment of management personnel. The Search Committee members are Lionel V. Baldwin, Chair; Anne S. MacLeod; and A. Bruce Cleveland (retired, 1999), who held one (1) meeting, attended by all members.

Security Ownership Of Certain Beneficial Owners And Management

    The following table sets forth the shares of Common Stock beneficially owned by all Officers and Directors as a group as of March 16, 2000. Except for Gilbert V. Levin, Chair of the Board, CEO and President, M. Karen Levin, Vice President for Communications, and RGC International Investors LDC ("RGC"), c/o Rose Glen Capital Management, L.P., 251 St. Asaphs Road, Suite 200, 3 Bala Plaza East, Bala Cynwyd, Pennsylvania 19004, no person is known by the Company to own beneficially more than 5% of the outstanding Common Stock. The ownership of Dr. and Mrs. Levin is detailed below. As of March 16, 2000, RGC held warrants to acquire up to an additional 1,660,973 shares of Common Stock, exercisable at prices of $6.40, $6.91, and $8.00 per share. The warrants provide, however, that the ownership of RGC and its affiliates may not exceed 9.9% of the outstanding shares of Common Stock of the Company.

Beneficial Ownership of Common Stock by Officers and Directors

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership		Percent Of Class
Common	Gilbert V. Levin	1,746,671	(1)(2)	13.6%
Common	M. Karen Levin	1,511,416	(2)	11.8%
Common	Richard C. Levin	76,546	(2)	*
Common	Lionel V. Baldwin	28,818	(2)	*
Common	George S. Jenkins	18,000	(2)	*
Common	Anne S. MacLeod	12,500	(2)	*
Common	David A. Blake	6,000	(2)	*
Common	Thomas W. Gantt	—	(2)	*
Common	David H. Affeldt	—	(2)	*
Common	All Officers and Directors as a Group	3,399,951	(2)	26.6%

*
Less than 1% of the outstanding shares of Common Stock of the Company.

(1)
Includes 1,600 shares held jointly with M. Karen Levin.

(2)
Included in the number of shares beneficially owned by G. V. Levin, M. K. Levin, R. C. Levin, L. V. Baldwin, G. S. Jenkins, A. S. MacLeod, D. A. Blake, T. W. Gantt, D. H. Affeldt and All Officers and Directors as a Group are 313,000, 80,000, 75,750, 12,000, 12,000, 12,000, 6,000, 0, 0, and 510,750 shares, respectively, which such persons have a right to acquire within 60 days pursuant to stock options.

    As of March 16, 2000, Gilbert V. Levin, Chair, Chief Executive Officer, President, and Treasurer and M. Karen Levin, Vice President for Communications and Corporate Secretary, 3180 Harness Creek Rd., Annapolis, Maryland, beneficially owned in the aggregate 3,258,087 shares of Common Stock (25.5% of the 12,801,205 outstanding shares1). Dr. Gilbert V. Levin and Mrs. M. Karen Levin are husband and wife. As principal Stockholders of the Company, they are considered control persons with respect to the Company.

    All Directors and Officers as a group, as beneficial owners of 3,399,951 shares of Common Stock, owned 26.6% of the 12,801,205 outstanding shares1. With the exception of RGC and Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

1
Includes 2,225,598 shares which could be acquired pursuant to stock options or warrants within 60 days.

    In 1978, with Stockholder approval, the Company entered into agreement with Gilbert V. Levin and M. Karen Levin whereby, upon their death, the Company would redeem from their estates the number of Common Shares necessary to pay estate taxes and administrative expenses of the estate, up to $5 million. This agreement is funded (at present values) by a life insurance policy on the Levins for which the Company is the beneficiary. Although the number of shares that would be redeemed is indeterminable, such redemption may affect ownership and control of the Company.

Executive Officers

    Officers are elected annually by the Board of Directors. The Executive Officers of the Company as of December 31, 1999, are listed in the following table.

Executive Officers as of December 31, 1999

Name	Age	Position
Gilbert V. Levin	75	Chair, CEO, President, and Treasurer
David H. Affeldt	35	Executive Vice President
M. Karen Levin	79	Director, Vice President for Communications, and Corporate Secretary
Richard C. Levin	47	Vice President, Business Strategies

    Dr. and Mrs. Levin's experience is discussed above.

    David H. Affeldt joined the Company in 1998 as Executive Vice President and. He is responsible for oversight of the Company's operations and finances. He works with the other officers and top management to formulate policy and to develop business strategy. Before joining Biospherics, he was Vice President of Capital Technology Information Services, where he managed several aspects of that firm's successful growth from 17 to 150 persons. Previously, he served as Director of Information Systems of an advanced computer center for a Department of Defense program. Mr. Affeldt holds a B.S. from Towson University, a Master of Computer Technology from the Institute of Research and Technology in Washington, D.C., and is an MBA candidate at Loyola College.

    Richard Levin joined the Company in 1991 as Business Manager. Mr. Levin has held various executive positions within the Company. In 2000, Mr. Levin was named Vice President for Finance and Administration. Prior to joining Biospherics, he was the General Manager of the Catalyst Research Division of the Mine Safety Appliances Company. Mr. Levin holds a B.S. in business administration from the University of Baltimore and is a C.P.A. in the State of Maryland. Mr. Levin is the nephew of Dr. and Mrs. Levin.

Executive Compensation Tables
Summary of Compensation in Last Three Fiscal Years

    The following summary of compensation table sets forth the compensation paid by the Company during the three years ended December 31, 1999, to Executive Officers earning in excess of $100,000 during any year.

Summary of Compensation

					Long-Term Compensation
	Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Com- pensation($)(2)	Restricted Stock Awards	No. of Securities Underlying Options(3)		LTIP Payouts($)	All Other Compen- sation($)
Gilbert V. Levin Chief Executive Officer & President	1999 1998 1997	213,700 205,930 198,000	— — —	7,200 7,800 7,800	— — —	2,000 3,000 15,000	(4)	— — —	3,094 4,000 4,000
M. Karen Levin Vice President for Communications	1999 1998 1997	132,150 169,852 163,359	— — —	7,200 7,800 7,800	— — —	1,000 25,000 20,000	(4)	— — —	2,375 4,000 4,000
David H. Affeldt Executive Vice President	1999	162,100	—	7,200	—	—		—	—
Richard C. Levin Vice President, Business Strategies	1999 1998 1997	119,782 108,424 104,216	— — —	7,200 7,800 7,800	— — —	1,500 3,000 30,000	(4)	— — —	2,897 2,895 2,790

(1)
Bonuses are based on the financial performance of the Company and are awarded by the Board of Directors.

(2)
Includes compensation expense for automobile allowances.

(3)
Represents the number of options.

(4)
Includes options which were conditionally granted on August 8, 1996, subject to the consummation of the agreement with MDFI. The agreement with MDFI was subsequently consummated on January 7, 1997. The number of options conditionally granted to G. V. Levin, M. K. Levin, and R. C. Levin was 5,000, 10,000, and 20,000, respectively. The options have an exercise price of $7.00 and expire on January 7, 2002.

Option Grants in Last Fiscal Year

    The following option grants table sets forth the total options granted by the Company during the year ended December 31, 1999, to the Executive Officers earning in excess of $100,000 during the year.

Option Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price per Share ($)	Expiration Date
Gilbert V. Levin	2,000	9.1%	6.6000	11/17/04
M. Karen Levin	1,000	4.5%	6.6000	11/17/04
Richard C. Levin	1,500	6.8%	6.0000	11/17/04

    The Biospherics Incorporated Nonqualified Stock Option Plan (the "1987 Plan") was established in May 1987 to provide certain selected key employees having substantial responsibilities for the direction and management of the Company with an additional incentive to promote its success and encourage them to remain in the employ of the Company. The 1987 Plan provided for the issuance of up to 4,400,000 shares of Common Stock. No further awards could be made under the 1987 Plan after May 14, 1997. As of December 31, 1999, there were 482,450 outstanding options granted to individuals including the above-named Officers, including 480,325 that were exercisable as of such date.

    The Biospherics Incorporated 1997 Stock Option Plan (the "1997 Plan") was approved by the Company's Stockholders on May 15, 1998. The 1997 Plan provides for the grant of incentive stock options and non-qualified stock options to select employees of the Company. The 1997 Plan provides for the issuance for up to 400,000 shares of Common Stock. As of December 31, 1999, there were 151,650 outstanding options granted to individuals including the above-named Officers, including 77,275 that were exercisable as of such date.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following aggregated options table sets forth the total options exercised during the year ended December 31, 1999, and fiscal year-end (FYE) 1999 option values for those Executive Officers earning in excess of $100,000 during the year.

Aggregated Options Exercises

Name	No. of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at FYE Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FYE Exercisable ($)/ Unexercisable ($)
Gilbert V. Levin	50,000	143,750	313,000/7,000	1,490,016/44,137
M. Karen Levin	30,000	86,250	80,000/6,000	489,923/37,537
David H. Affeldt	—	—	5,000/15,000	28,907/86,719
Richard C. Levin	10,000	28,750	85,750/8,750	550,273/52,946

Long-Term Incentive Plans—Awards in Last Fiscal Year

    There were no long-term Incentive Plan awards during 1998 or 1999.

    To ensure the availability of their services to the Company after their retirement, Dr. and Mrs. Levin each have entered into a consulting agreement with the Company, under which they will provide the Company post-retirement consulting services of not less than twenty-four (24) days per year for ten (10) years at a daily rate equal to 125% of their respective final average daily rate of salary adjusted in subsequent years for changes in the cost of living. In addition, Dr. and Mrs. Levin and the Company have entered into supplementary retirement plan agreements pursuant to which they will receive retirement compensation based on the difference between seventy percent (70%) of their average annual total compensation, and their social security payments plus assumed returns from investment of their funded pension plans. The supplementary retirement plan is unfunded.

    Effective January 1, 1990, the Company established the Biospherics Incorporated 401(k) Retirement Plan. The Plan is a discretionary defined contribution plan and covers substantially all employees who have attained the age of 21, have completed six months of service, and have worked a minimum of 500 hours. The Company matches an amount equal to 50% of the employees' contribution or 2.5% of the employees' eligible compensation, whichever is less.

AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO
INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
(Item 2 on the Proxy Card)

    The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authorizes the issuance of 18,000,000 shares of Common Stock, $.005 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. In February, 2000, the Board of Directors of the Company approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 18,000,000 to 50,000,000 and to submit the proposed amendment to the Stockholders at this meeting.

Purpose and Effect of the Amendment

    The general purpose and effect of the proposed amendment to the Certificate of Incorporation will be to authorize 32,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including payment of stock dividends, stock splits or other recapitalizations, acquisitions, equity financings and grants of stock options.

    Although the Board of Directors has not decided to effect a stock split, the Board wants to maintain the ability to do so. The Company declared such a split in 1996, which was effected by making a dividend of one additional share for each share then owned. In considering stock splits, the Board's philosophy continues to be guided by a conviction not only that the Company's ownership, and the liquidity afforded its stockholders, expands in relation to the number of shares outstanding, but also that the Company's shares become more attractive to individual investors when it is possible to acquire a larger number of them for the same total dollar amount. The Board of Directors considers a number of factors, including general market conditions, in deciding whether or when to effect a stock split, and any of these factors could cause the Board to decide against effecting a stock split at any particular time. The Company has determined that securing stockholder approval of additional authorized shares of Common Stock would be appropriate in order to provide the Company with the flexibility to consider a combination of possible actions, including acquisitions or stock splits, that might require the issuance of additional shares of Common Stock.

    The Company currently has 18,000,000 authorized shares of Common Stock. As of February 29, 2000, the Company had approximately 10,595,000 shares issued and outstanding and of the remaining 7,405,000 authorized but unissued shares, the Company has reserved approximately 2,272,000 shares pursuant to the Company's option plans and outstanding warrants.

    Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If this proposal is approved, all or any of the authorized shares may be issued without further share action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each share.

    The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. A copy of the proposed amendment is attached hereto as attachment A.

    If adopted, the amendment will become effective upon filing with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur promptly following the date of the annual meeting.

Vote

    The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will be required to approve the amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock from 18,000,000 to 50,000,000.

    THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 18,000,000 TO 50,000,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item 3 on the Proxy Card)

    The Board of Directors has appointed the firm of            to be the Company's independent accountants for the year 2000 and recommends that Stockholders vote "FOR" ratification of that appointment.

    On April 5, 2000, Pricewaterhouse Coopers LLP declined to stand for re-election as the independent accounts for the Company for calendar year 2000. The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through April 5, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through April 5, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to Securities and Exchange Commission stating whether or not it agrees with the above statements and PricewaterhouseCoopers LLP has such a letter stating that it agrees with the foregoing.

    The Company has engaged            ("            ") to act as its independent auditors, effective             , 2000. During the Company's two (2) most recent fiscal years and any subsequent interim period prior to engaging   , the Company has not consulted   regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and   did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K. The Company has provided   with a copy of these disclosures; has asked   to review the disclosures; and has provided   the opportunity to express any disagreement or clarification with respect to the disclosures in a writing addressed to the Securities and Exchange Commission.   has orally advised the Company that it concurs with these disclosures and will not provide any such writing.

    The Company is advised that no member of the firm of            has any interest, financial or otherwise, direct or indirect, in the Company. Representatives from             will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions. If the Stockholders, by the affirmative vote of a majority of the shares of Common

Stock represented at the Meeting, do not ratify the selection of            , the selection of independent accountants will be reconsidered by the Board of Directors.

OTHER BUSINESS
(Item 4 on the Proxy Card)

    As of the date of this statement, the management of Biospherics Incorporated has no knowledge of any business that may be presented for consideration at the Meeting, other than that described above. As to other business, if any, that may properly come before the Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

SHAREHOLDER PROPOSALS

    Shareholders intending to present a proposal at the 2001 Annual Meeting of Stockholders must submit such proposals to the Company at 12051 Indian Creek Court, Beltsville, MD 20705, no later than December 23, 2000.

BY ORDER OF THE BOARD OF DIRECTORS,
M. Karen Levin, Corporate Secretary

ATTACHMENT A

CERTIFICATE OF AMENDMENT

BIOSPHERICS INCORPORATED

    Biospherics Incorporated, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on May 1, 1992, as amended by a Certificate of Amendment filed with the Secretary of State of Delaware on May 21, 1996, does hereby certify that:

    FIRST: The charter of the Corporation is hereby amended by deleting the first paragraph in Article FOURTH in its entirety and by sustituting in lieu thereof the following:

    The total number of shares of stock which the corporation has authority to issue is fifty-two million (52,000,000) shares, fifty million (50,000,000) of which shall be Common Stock of the par value of one-half cent ($0.005) per share, and two million ($2,000,000) of which shall be Preferred Stock of the par value of one cent ($0.01) per share.

    SECOND: The foregoing amendment of the Corporation's charter was duly adopted by the Corporation's board of directors and stockholders pursuant to the requirements of Section 242 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, BIOSPHERICS INCORPORATED has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this  day of May, 2000.

ATTEST:	BIOSPHERICS INCORPORATED

Karen M. Levin, Secretary	Gilbert V. Levin, President

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS May 15, 2000
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
Nominees for Election to Board of Directors
Board Of Directors and Committee Meetings in Board Year 1999-2000
Security Ownership Of Certain Beneficial Owners And Management
Beneficial Ownership of Common Stock by Officers and Directors
Executive Officers
Executive Officers as of December 31, 1999
Executive Compensation Tables Summary of Compensation in Last Three Fiscal Years
Summary of Compensation
Option Grants in Last Fiscal Year
Option Grants
Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Aggregated Options Exercises
Long-Term Incentive Plans—Awards in Last Fiscal Year
AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK (Item 2 on the Proxy Card)
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS (Item 3 on the Proxy Card)
OTHER BUSINESS (Item 4 on the Proxy Card)
SHAREHOLDER PROPOSALS
BY ORDER OF THE BOARD OF DIRECTORS, M. Karen Levin, Corporate Secretary
CERTIFICATE OF AMENDMENT
BIOSPHERICS INCORPORATED